Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

Announces a 67% Increase in First Quarter Free Cash Flow and New Dividend Policy

(Bala Cynwyd, Pa. April 24, 2008) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2008.

First Quarter Highlights

•                  Free cash flow increased 67% to $11.4 million

•                  Adjusted net income per share increased 44% from $0.09 to $0.13

•                  Net income (loss) per share increased from a net loss per share of $0.01 to net income per share of $0.15, which included a gain on sale of station assets

•                  EBITDA increased 3% to $26.5 million

•                  Net revenues decreased 4% to $95.4 million, station operating expenses decreased 6% to $63.7 million and station operating income decreased 1% to $31.7 million

•                  Same station net revenues decreased 4%, same station operating expenses decreased 3% and same station operating income decreased 5%

Today, the Company announced that the Board of Directors has approved a quarterly dividend of $0.10 per share payable on June 27, 2008 to shareholders of record on June 13, 2008. This dividend currently represents an annualized yield of more than 4%.

The Company also announced today that the Board of Directors has extended for an additional year a $100 million share repurchase program that was due to expire. The Company has $40 million in capacity available under this extended share repurchase program.

David J. Field, President and Chief Executive Officer stated: “We are pleased to report that during the first quarter, Entercom achieved strong growth in both free cash flow and adjusted net income per share and moderate growth in EBITDA despite the challenging state of the U.S. economy. We expect to continue to grow our free cash flow for the remainder of 2008, aided by lower expected financing costs this year. We remain committed to returning cash to our shareholders, but have adjusted our dividend to put greater emphasis on share repurchases in the near term given the relative valuation of the Company’s stock. While we continue to be affected by general economic conditions across the country, we are relatively pleased with the state of our business and are optimistic about the business development and growth initiatives that we are pursuing across our organization.”

Additional First Quarter Information

In the first quarter, the Company’s free cash flow increased to $11.4 million, an increase of 67% over the prior year period’s free cash flow of $6.9 million. This increase was primarily driven by a reduction in the Company’s financing costs as the Company benefited from lower interest rates and the elimination of time brokerage fees paid last year while awaiting closing on several transactions.

During the quarter, the Company took several actions to strengthen its balance sheet. To reduce its exposure to interest rate volatility, the Company executed $450 million in hedging transactions which fix or limit the interest paid on its floating rate credit facility. Also during the quarter, the Company repurchased $30.9 million of its 7.625% Senior Subordinated Notes due in 2014 for $28.7 million. The Company’s leverage ratio under its credit facility declined from 5.6x at year-end to 5.5x at the end of the first quarter.

On March 14, 2008, the Company completed its exchange transaction with Bonneville International Corporation (“Bonneville”) for three radio stations in San Francisco, California in return for four radio stations in Cincinnati, Ohio and three radio stations in Seattle, Washington. The Company and Bonneville had each operated the respective stations in the transaction under a time brokerage agreement (“TBA”) beginning on February 26, 2007. The Company now owns three stations in the San Francisco market and four stations in the Seattle market. As a result of the transaction, during the first quarter, the Company recorded a $10 million gain on sale of assets.

On January 15, 2008, the Company completed the sale of an FM station in Austin, Texas to Univision Radio Broadcasting Texas, L.P. for $20 million in cash. Univision had operated this station under a TBA since February 26, 2007. The Company now owns three stations in the Austin market.

On November 30, 2007, the Company acquired four radio stations in Rochester, New York, from CBS. The Company is in the process of divesting three of its eight stations in this market. The three stations are held separately and reported as discontinued operations. The operating results of these stations include a non-cash goodwill and FCC license impairment charge of $4.0 million, net of an income tax benefit, related to the divestiture process.

The weighted average diluted shares for the quarter was 37.7 million. As of March 31, 2008, the Company had $4.0 million in cash and cash equivalents, $822.2 million of Senior Debt and $119.1 million of Senior Subordinated Notes due in 2014.

Second Quarter Guidance

Based on the current business outlook, the Company expects second quarter same station net revenues to be down low to mid single digits as compared to the prior year period. Same station operating expenses should decline by approximately 2% as compared to the prior year period.

For purposes of same station comparisons, 2007 second quarter net revenues were $126.6 million and operating expenses were $75.3 million.

Additional information and a reconciliation of same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on April 24, 2008 at 9:00 AM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through May 8, 2008 and can be accessed by dialing 866-457-5717. The replay will also be available on the Company’s website: www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio of 110 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), impairment loss and gain or loss on sale or disposition of assets.

EBITDA consists of net income (loss) adjusted to exclude: income (loss) from discontinued operations (net of income tax provision or tax benefit), income taxes, total other expense, depreciation and amortization, time brokerage agreement fees, non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses), impairment loss and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss and income from discontinued operations before income taxes, depreciation and amortization expense and impairment loss; and less (ii) net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude, net of income taxes (benefit): (i) income (loss) from discontinued operations (net of income tax provision or benefit); (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) gain/loss on early extinguishment of debt; and (vii) and income taxes resulting from a change in state income tax rates.

Adjusted net income per share: includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

First Quarter 2008

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
STATEMENTS OF OPERATIONS

Net Revenues	$95,390	$99,855

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	63,707	67,694
Station Operating Expenses - Non-Cash Compensation Expense	383	519
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,145	6,368
Corporate G & A Expenses - Non-Cash Compensation Expense	3,190	1,332
Depreciation And Amortization	6,002	4,084
Net Time Brokerage Agreement (Income) Fees	(98)	4,040
Net (Gain) Loss On Sale Or Disposition of Assets	(10,021)	118
Total Operating Expenses	68,308	84,155
Operating Income	27,082	15,700

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $428 And $402 For The Three Months Ended March 31, 2008 And 2007, Respectively	12,711	12,040
Net Gain On Early Extinguishment Of Debt	(1,769)	—
Interest And Dividend Income	(79)	(184)
Net Gain On Derivative Instruments	(34)	(30)
Net (Gain) Loss On Investments	76	(75)
Total Other Expense	10,905	11,751

Income From Continuing Operations Before Income Taxes	16,177	3,949

Income Taxes	6,490	1,603
Income Taxes From Change In State Income Tax Rates	—	2,910
Total Income Taxes	6,490	4,513

Income (Loss) From Continuing Operations	9,687	(564)
Loss From Discontinued Operations, Net Of Income Tax Benefit	(3,944)	—
Net Income (Loss)	$5,743	$(564)

Net Income (Loss) Per Share - Basic And Diluted
Income (Loss) From Continuing Operations	$0.26	$(0.01)
Loss From Discontinued Operations, Net Of Income Tax Benefit	(0.11)	—
Net Income (Loss) Per Share - Basic & Diluted	$0.15	$(0.01)

Weighted Common Shares Outstanding - Basic	37,636	39,387
Weighted Common Shares Outstanding - Diluted	37,736	39,387

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$3,027	$3,277
Income Taxes Paid	$1	$174

SELECTED BALANCE SHEET DATA

	March 31,
	2008	2007

Cash And Cash Equivalents	$3,992	$10,751
Working Capital	79,918	82,717
Total Assets	1,879,266	1,730,113
Senior Debt	822,214	545,234
7.625% Senior Subordinated Notes	119,054	150,000
Total Shareholders’ Equity	651,202	751,267

OTHER FINANCIAL DATA	Three Months Ended
	March 31,
	2008	2007

Dividends Declared And Paid Per Common Share	$0.38	$0.38

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues	$95,390	$99,855
Net Acquisitions And Divestitures Of Radio Stations	—	(724)
Same Station Net Revenues	$95,390	$99,131

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses	$64,090	$68,213
Non-Cash Compensation Expense Included In Station Operating Expense	(383)	(519)
Station Operating Expenses Excluding Non-Cash Compensation Expense	63,707	67,694
Net Acquisitions And Divestitures Of Radio Stations	—	(1,781)
Same Station Operating Expenses	$63,707	$65,913

Reconciliation Of GAAP Operating Income To Station Operating Income
And Same Station Operating Income:
Operating Income	$27,082	$15,700
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,145	6,368
Corporate G & A Expenses - Non-Cash Compensation Expense	3,190	1,332
Station Operating Expenses - Non-Cash Compensation Expense	383	519
Depreciation And Amortization	6,002	4,084
Net Time Brokerage Agreement Expense (Fees)	(98)	4,040
Net (Gain) Loss On Sale Or Disposition of Assets	(10,021)	118
Station Operating Income	31,683	32,161
Net Acquisitions And Divestitures Of Radio Stations	—	1,057
Same Station Operating Income	$31,683	$33,218

Reconciliation Of GAAP Net Income (Loss) To EBITDA
Net Income (Loss)	$5,743	$(564)
Loss From Discontinued Operations, Net Of Income Tax Benefit	3,944	—
Income Taxes	6,490	4,513
Total Other Expense	10,905	11,751
Corporate G & A Expenses - Non-Cash Compensation Expense	3,190	1,332
Station Operating Expenses - Non-Cash Compensation Expense	383	519
Depreciation And Amortization	6,002	4,084
Net Time Brokerage Agreement Expense (Fees)	(98)	4,040
Net (Gain) Loss On Sale Or Disposition of Assets	(10,021)	118
EBITDA	26,538	25,793

Reconciliation Of GAAP Income (Loss) From Continuing Operations To Free Cash Flow:
Income (Loss) From Continuing Operations	$9,687	$(564)
Depreciation And Amortization	6,002	4,084
Deferred Financing Costs Included In Interest Expense	428	402
Non-Cash Compensation Expense	3,573	1,851

Net (Gain) Loss On Sale Or Disposition Of Assets	(10,021)	118
Net Gain On Derivative Instruments	(34)	(30)
Net (Gain) Loss On Investments	76	(75)
Net Gain On Early Extinguishment Of Debt	(1,769)	—
Income Taxes	6,490	4,513
Capital Expenditures	(3,027)	(3,277)
Income Taxes Paid	(1)	(174)
Income From Discontinued Operations, Before Income Taxes, D &A Expense And Impairment Loss	16	6
Free Cash Flow	$11,420	$6,854

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$27,082	$15,700
Depreciation and Amortization	6,002	4,084
Non-Cash Compensation Expense	3,573	1,851
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(12,204)	(11,454)
Capital Expenditures	(3,027)	(3,277)
Net (Gain) Loss On Sale Or Disposition Of Assets	(10,021)	118
Income Taxes Paid	(1)	(174)
Income From Discontinued Operations, Before Income Taxes, D &A Expense And Impairment Loss	16	6
Free Cash Flow	$11,420	$6,854

Reconciliation Of GAAP Net Income (Loss)To Adjusted Net Income
Net Income (Loss)	$5,743	$(564)
Add Loss From Discontinued Operations, Net Of Income Tax Benefit	3,944	—
Add Income Taxes	6,490	4,513
Income From Continuing Operations Before Income Taxes	16,177	3,949
Net (Gain) Loss on Sale Or Disposal Of Assets	(10,021)	118
Net Gain On Derivative Instruments	(34)	(30)
Net (Gain) Loss On Investments	76	(75)
Net Gain On Extinguishment Of Debt	(1,769)	—
Non-Cash Compensation Expense	3,573	1,851
Adjusted Income Before Income Taxes	8,002	5,813
Income Taxes	3,132	2,143
Adjusted Net Income	$4,870	$3,670

Weighted Common Shares Outstanding - Diluted , As Reported	37,736	39,387
Weighted Common Shares Outstanding - Diluted (Adjustment Required As Not Anti-Dilutive)	—	415
Weighted Common Shares Outstanding - Diluted	37,736	39,802

Adjusted Net Income Per Share - Diluted	$0.13	$0.09

PRIOR YEAR’S DATA

Second Quarter 2007 As Reported And Same Station

Three Months
Ended
June 30, 2007
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$125,001
Net Acquisitions And Divestitures Of Radio Stations	1,639
Same Station Net Revenues	$126,640

Reconciliation Of GAAP Station Operating Expenses:
Station Operating Expenses For Discontinued Operations	$74,820
Non-Cash Compensation Expense Included In Station Operating Expenses	(949)
Net Acquisitions And Divestitures Of Radio Stations	1,415
Same Station Operating Expenses	$75,286